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                                                                EXHIBIT 10.4

                         EDISON BROTHERS STORES, INC.

                          1998 EQUITY INCENTIVE PLAN


        1. PURPOSE. The purpose of the 1998 Equity Incentive Plan is to attract and retain consultants, officers and other key employees for Edison Brothers Stores, Inc., a Delaware corporation and its Subsidiaries, and to provide to such persons incentives and rewards for superior performance.

        2.   DEFINITIONS.  As used in this Plan,

             "Board" means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 14 of this Plan, such committee (or subcommittee).

             "Change in Control" shall have the meaning provided in Section 10 of this Plan.

             "Chapter 11 Case" means the case commenced by the Company on November 3, 1995 under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court in the State of Delaware (Case No. 95-1354
(PJW)).

             "Code" means the Internal Revenue Code of 1986, as amended from time to time.

             "Common Stock" means the Common Stock, par value $0.01 per share, of the Company authorized and issued pursuant to the terms of the plan of reorganization of the Company under Chapter 11 of Title 11 of the United States Code as confirmed by the Bankruptcy Court in the Chapter 11 Case or any security into which such shares of Common Stock may be changed by reason of any transaction or event of the type referred to in Section 9 of this Plan.

             "Company" means Edison Brothers Stores, Inc., a Delaware corporation.

             "Covered Employee" means a Participant who is, or is determined by the Board likely to become, a "covered employee" within the meaning of Section 162(m) of the Code (or any successor provision).

             "Date of Grant" means the date specified by the Board on which a grant of Option Rights, or Performance Shares or a grant or sale of Restricted Shares or Deferred Shares shall become effective (which date shall not be earlier than the date on which the Board takes action with respect thereto).

             "Deferral Period" means the period of time during which Deferred Shares are subject to deferral limitations under Section 6 of this Plan.

             "Deferred Shares" means an award made pursuant to Section 6 of this Plan of the right to receive shares of Common Stock at the end of a specified Deferral Period.

             "Director" means a member of the Board of Directors of the Company.

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             "Eligible Transferee" means (i) one or more members of the
Participant's Immediate Family, (ii) one or more trusts established solely for the benefit of one or more members of such Participant's Immediate Family, (iii) one or more corporations or limited liability companies in which the only equity holders are members of such Participant's Immediate Family, or (iv) one or more partnerships in which the only partners are members of such Participant's Immediate Family.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

             "Immediate Family" has the meaning ascribed thereto in Rule 16a-1(e) under the Exchange Act (or any successor rule to the same effect) as in effect from time to time.

             "Incentive Stock Options" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

             "Management Objectives" means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or, when so determined by the Board, Option Rights, Restricted Shares, Deferred Shares and dividend credits pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. The Management Objectives applicable to any award to a Covered Employee shall be based on specified levels of or growth in one or more of the following criteria:

                  1.       market value;
                  2.       book value;
                  3.       earnings per share;
                  4.       market share;
                  5.       operating profit;
                  6.       net income;
                  7.       cash flow;
                  8.       return on capital;
                  9.       return on assets;
                  10.      return on equity;
                  11.      margins;
                  12.      shareholder return;
                  13.      sales or product volume growth;
                  14.      quantifiable and objective productivity improvement;
                  15.      costs or expenses;
                  16.      net assets; or
                  17.      debt/capital ratio.

             If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the

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Code. In such case, the Board shall not make any modification of the Management
Objectives or minimum acceptable level of achievement.

             "Market Value per Share" means, as of any particular date, the average of the highest and lowest selling prices of a share of Common Stock as reported for that date (or, if no prices are quoted for that date, for the last preceding date for which such prices are quoted) on the New York Stock Exchange, or, if the Common Stock is not then listed on the New York Stock Exchange, on such other national securities exchange on which the Common Stock is listed or, if not so listed, then on the Nasdaq National Market. If, as of a particular date, the Common Stock is not listed or quoted on any national securities exchange or on the Nasdaq National Market, then the Market Value per Share of a share of Common Stock as of such date shall be determined according to such criteria as the Board in good faith shall deem appropriate.

             "Non-Employee Director" means a person who is a "non-employee director" within the meaning of Rule 16b-3.

             "Optionee" means the optionee named in an agreement evidencing an outstanding Option Right.

             "Option Price" means the purchase price payable on exercise of an Option Right.

             "Option Right" means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 4 of this Plan.

             "Outside Director" means a person who is an "outside director" within the meaning of Section 162(m) of the Code.

             "Participant" means a person who is selected by the Board to receive benefits under this Plan and who is at the time a consultant, an officer, or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities.

             "Performance Period" means, in respect of a Performance Share, a period of time established pursuant to Section 7 of this Plan within which the Management Objectives relating to such Performance Share are to be achieved.

             "Performance Share" means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 7 of this Plan.

             "Plan" means this Edison Brothers Stores, Inc. 1998 Equity Incentive Plan.

             "Restricted Shares" means shares of Common Stock granted or sold pursuant to Section 5 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 5 has expired.

             "Rule 16b-3" means Rule 16b-3 under the Exchange Act (or any successor rule to the same effect) as in effect from time to time.

             "Subsidiary" means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or
(ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association) but more


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than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

             "Voting Power" means, at any time, the total votes relating to the then-outstanding securities entitled to vote generally in the election of Directors.

        3. SHARES AVAILABLE UNDER THE PLAN. (a) Subject to adjustment as provided in Section 3(b) and Section 9 of this Plan, the number of shares of Common Stock that may be issued or transferred (i) upon the exercise of Option Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Shares that have been earned, or (v) in payment of dividend equivalents paid with respect to awards made under the Plan, shall not exceed in the aggregate 700,000 shares of Common Stock. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

             (b) The number of shares available in Section 3(a) above shall be adjusted to account for shares relating to awards that expire, are forfeited or are transferred, surrendered or relinquished upon the payment of any Option Price by the transfer to the Company of shares of Common Stock or upon satisfaction of any withholding amount. Upon payment in cash of the benefit provided by any award granted under this Plan, any shares that were covered by that award shall again be available for issue or transfer hereunder.

              (c) Notwithstanding anything to the contrary in this Section 3 or elsewhere in this Plan, and subject to adjustment as provided in Section 9 of this Plan, (i) the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 700,000 shares of Common Stock; (ii) no Participant shall be granted Option Rights, in the aggregate, for more than 700,000 shares of Common Stock during any calendar year; and (iii) the number of shares issued as Restricted Shares shall not in the aggregate exceed 200,000 shares of Common Stock.

             (d) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive an award of Performance Shares intended to qualify for exemption under Section 162(m) of the Code of more than 700,000 shares of Common Stock.

             (e) The method of counting shares subject to the limits described in subsection (ii) of Section 3(c) and Section 3(d) shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code.


        4. OPTION RIGHTS. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase shares of Common Stock. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

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             (a) Each grant shall specify the number of shares of Common
Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

             (b) (i) Except as provided in subsection (ii) of this Section 4(b), each grant shall specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

                      (ii) The Option Price per share of any Option Rights granted to any executive officer of the Company in connection with the negotiation and execution of such officer's initial employment agreement with the Company may not be less than the lesser of (x) the Market Value per Share on the Date of Grant, or (y) the Market Value per Share on the date immediately prior to the date on which the Company publicly announces such officer's agreement to commence serving as an executive officer of the Company.


             (c) Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the tender to the Company of shares of Common Stock owned by the Optionee and registered in the name of the Optionee having an aggregate fair market value on the date of exercise equal to the total Option Price, such fair market value to be determined based on the Market Value per Share on the date of exercise, (iii) by delivery of irrevocable instructions to a financial institution or broker to deliver promptly to the Company sale or loan proceeds with respect to the shares sufficient to pay the total Option Price, (iv) through the written election of the Optionee to have shares of Common Stock withheld by the Company from the shares otherwise to be received, with such withheld shares having an aggregate fair market value on the date of exercise equal to the total Option Price of the shares being purchased, or (v) by any combination of the payment methods specified in clauses (i) through (iv) hereof.

             (d) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

             (e) Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, or other conditions (including the satisfaction of Management Objectives) that may be necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control or other circumstances.

             (f) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

             (g) The Board may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents shall be credited against the Option Price.

             (h) No Option Right shall be exercisable more than 10 years from the Date of Grant.

             (i) The Board, in its sole discretion, may grant tax-offset bonus rights ("TOBRs") with respect to awards of Option Rights. Such TOBRs

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may be granted to an Optionee at the time of the grant of the related
Option Right or subsequent thereto. A TOBR shall entitle the Optionee to receive from the Company upon exercise of the related Option Right an amount of cash equal to (i) the excess, if any, of the aggregate market price of the shares of Common Stock acquired by the exercise of the Option Right on the date of exercise over the aggregate Option Price of the shares of Common Stock acquired by such exercise multiplied by (ii) a percentage (either fixed or by formula) determined solely by the Board. The Board shall determine all other terms and provisions of any TOBR. No TOBR shall be assignable or transferable except to the extent authorized by the Board.

             (j) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by a duly authorized officer and delivered to and accepted by the Optionee and shall contain such terms and provisions, consistent with this Plan, as the Board may approve.

        5. RESTRICTED SHARES. The Board may authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

             (a) Each such grant or sale shall constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

             (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

             (c) Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Board at the Date of Grant, except (if the Board shall so determine) in the event of a Change in Control or other circumstances.

             (d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

             (e) Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level but falls short of full achievement of the specified Management Objectives.

             (f) Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.



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             (g) Each grant or sale of Restricted Shares shall be evidenced by an agreement executed on behalf of the Company by a duly authorized officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

        6. DEFERRED SHARES. The Board may authorize the granting or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

             (a) Each such grant or sale shall constitute the agreement by the Company to deliver shares of Common Stock to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Board may specify.

             (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

             (c) Each such grant or sale shall be subject to a Deferral
Period as determined by the Board at the Date of Grant except (if the Board shall so determine) in the event of a Change in Control or other circumstances.

             (d) During the Deferral Period, the Participant shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the Deferred Shares and shall have no right to vote them, but the Board may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional shares of Common Stock.

             (e) Each grant or sale of Deferred Shares shall be evidenced by an agreement executed on behalf of the Company by a duly authorized officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Board may approve.

        7. PERFORMANCE SHARES. The Board may authorize the granting of Performance Shares that will become payable to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

             (a) Each grant shall specify the number of Performance Shares to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under
Section 162(m) of the Code.

             (b) The Performance Period with respect to each Performance Share shall be such period of time as shall be determined by the Board at the time of grant, except (if the Board shall so determine) in the event of a

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Change in Control or other circumstances; provided, however, that no acceleration determination shall be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

             (c) Any grant of Performance Shares shall specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant shall specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Shares that will be earned if performance is at or above the minimum level but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares shall specify that, before the Performance Shares shall be earned and paid, the Board must certify that the Management Objectives have been satisfied.

             (d) Each grant shall specify the time and manner of payment of Performance Shares that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

             (e) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant.

             (f) The Board may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional shares of Common Stock.

             (g) Each grant of Performance Shares shall be evidenced by an agreement executed on behalf of the Company by a duly authorized officer and delivered to and accepted by the Participant and shall contain such terms and conditions, consistent with this Plan, as the Board may approve.

        8. TRANSFERABILITY. (a) Except as otherwise determined by the Board, but subject to the provisions of Section 8(c), no Option Right or other derivative security granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights shall be exercisable during the Optionee's lifetime only by the Optionee or by the Optionee's guardian or legal representative.

             (b) The Board may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 5 of this Plan, shall be subject to further restrictions on transfer.

             (C) Notwithstanding the provisions of Section 8(a), but subject to the prior authorization by the Board (which may be a general authorization), Option Rights (other than Incentive Stock Options), Restricted Shares, Deferred Shares and Performance Shares shall be transferable by a Participant, without payment of consideration therefor by the transferee, to any Eligible Transferee; provided, however, that (i) no such transfer shall be


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effective unless ten (10) days' prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (ii) any such Eligible Transferee shall be subject to the same terms and conditions hereunder as the Participant.

        9. ADJUSTMENTS. The Board shall make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights, Deferred Shares, and Performance Shares granted hereunder, in the Option Price, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this
Section 9; provided, however, that any such adjustment to the number specified in Section 3(c)(i) shall be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail so to qualify.


        10. CHANGE IN CONTROL. For purposes of this Plan, a "Change in Control" shall mean the occurrence at any time of any of the following events:

             (i) any "person" or "group" (as such terms are used in Section 13(d) of the Exchange Act) becomes the "beneficial owner" (as determined pursuant to Rules 13d-3 and 13d-5 promulgated under the Exchange Act), directly or indirectly, of securities of the Company having more than 33% of the total Voting Power of the Company;

             (ii) at any time during any 24-month period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election, or nomination for election by the stockholders of the Company, to the Board was approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office;

             (iii) the Board approves an agreement providing for the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company, in one transaction or a series of related transactions, to any "person" or "group" (as such terms are used in Section 13(d) of the Exchange
Act) other than a wholly-owned subsidiary of the Company;

             (iv) the Board approves an agreement providing for the merger or consolidation of the Company with another corporation, other than a merger in which the Company would be the surviving corporation and which would result in

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(a) securities having more than 50% of the total Voting Power of the surviving or resulting corporation being "beneficially owned" (as determined pursuant to Rules 13d-3 and 13d-5 under the Exchange Act) by the holders of the capital stock of the Company immediately prior to such merger and (b) no "person" or "group" (as such terms are used in Section 13(d) of the Exchange Act) "beneficially owning" (as determined pursuant to Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, securities having more than 33% of the total Voting Power of the surviving or resulting corporation; or

             (v) the Board approves a plan for the liquidation or dissolution of the Company.

        11. FRACTIONAL SHARES. The Company shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

        12. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.

        13. FOREIGN EMPLOYEES. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.
No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

        14. ADMINISTRATION OF THE PLAN. (a) (i) Subject to subsection (ii) of this Section 14(a), this Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of the Board (or subcommittee thereof) consisting of not less than two Non-Employee Directors appointed by the Board.

             (ii) Awards of Option Rights are, and certain awards of Restricted Shares and Performance Shares may be, intended to qualify as performance-based compensation under Section 162(m) of the Code. The grant of such awards, and the administration thereof and any determinations to be made in connection therewith, shall be carried out only by a committee of the Board (or subcommittee thereof) consisting of not less than two Outside Directors appointed by the Board. Such committee shall grant such awards in a manner


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consistent with the rules governing performance-based compensation under Section
162(m) of the Code.

             (b) To the extent of any delegation described in subsection
(a) of this Section 14, references in this Plan to the Board shall be deemed to be references to any such committee or subcommittee. The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Restricted Shares, Deferred Shares or Performance Shares and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.

        15. AMENDMENTS, ETC. (a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that
(i) any amendment which must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the Nasdaq National Market or, if the Common Stock is not traded on the Nasdaq National Market, the principal national securities exchange upon which the Common Stock is traded or quoted, shall not be effective unless and until such approval has been obtained and (ii) no amendment of this Plan may, without the written consent of a Participant to whom awards under the Plan have been granted, adversely affect the rights of such Participant under such awards, which rights shall include all rights of such Participant under the Plan as it existed as of the Date of Grant of such awards. Presentation of this Plan or any amendment hereof for stockholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits under other plans without stockholder approval.

             (b) The Board also may permit Participants to elect to defer the issuance of shares of Common Stock or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

             (c) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

             (d) In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Shares as to which the Deferral Period has not been completed, or any Performance Shares which have not been fully earned, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 8(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time at which such Performance Shares will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.



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


             (e) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

             (f) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

        16. TERMINATION. No grant shall be made under this Plan after the tenth anniversary (the "Termination Date") of the date on which this Plan is first approved by the stockholders of the Company, but all grants made on or prior to the Termination Date shall continue in effect thereafter subject to the terms thereof and of this Plan.

        17. INVESTMENT PURPOSE. Each award granted under the Plan shall be granted only on the condition that all purchases of stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that the Board may make such provision in awards granted under the Plan as it deems necessary or advisable for the release of such condition upon registration with the Securities and Exchange Commission of the shares available for issuance under the Plan, or upon the happening of any other contingency warranting the release of such condition.

        18. EFFECTIVE TIME. The Plan shall become effective as of the date of Board approval (the "Effective Date"), subject to the approval of the Company's stockholders within twelve (12) months after the Effective Date; provided, however, that notwithstanding anything herein to the contrary, all awards intended to qualify as performance-based compensation under Section 162(m) of the Code made prior to such stockholder approval shall (a) not vest or be exercisable until such approval shall have been obtained, and (b) be void if such approval has not been obtained by the end of such twelve-month period.


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